Exhibit 99.1
NEWS RELEASE

November 12, 2024	Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE	(301) 429-4638
Silver Spring, MD
URBAN ONE, INC. REPORTS THIRD QUARTER 2024 RESULTS
Silver Spring, MD: - Urban One, Inc. (NASDAQ: UONEK and UONE) today reported its results for the quarter ended September 30, 2024. For the three months ended September 30, 2024, net revenues were approximately $110.4 million, a decrease of 6.3% from the same period in 2023. The Company reported operating loss of approximately $26.2 million for the three months ended September 30, 2024, compared to operating loss of approximately $56.1 million for the three months ended September 30, 2023. Broadcast and digital operating income1 was approximately $35.4 million, a decrease of 19.2% from the same period in 2023. Net loss was approximately $31.8 million or $(0.68) per share (basic) compared to net loss of $54.4 million or $(1.14) per share (basic) for the same period in 2023. Adjusted EBITDA2 was approximately $25.4 million for the three months ended September 30, 2024, compared to approximately $34.7 million for the same period in 2023.

Alfred C. Liggins, III, Urban One’s CEO and President stated, “On a same station basis our radio division finished Q3 -7.7% excluding political, and -3.6% with political. We saw a strong uptick in political revenues beginning in September, with Q4 core radio revenue currently pacing down 3.0%, but up 23.9% overall. Reach Media increased margins and Adjusted EBITDA, despite an 8.2% reduction in revenue for the quarter, due to reduced selling, general and administrative expenses. Our Cable TV business continues to suffer from subscriber churn and audience delivery shortfall, impacting both advertising and affiliate revenues, which were both down double digit percentages in Q3. Digital advertising revenues were down 4.1% as the business experienced moderately weaker advertising demand than prior year. During Q2 we repurchased an additional $14.5 million of our 2028 notes at 75.0%, and we ended the quarter with approximately $115.5 million of cash, cash equivalents and restricted cash.”

PAGE 2-- URBAN ONE, INC. REPORTS THIRD QUARTER 2024 RESULTS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(unaudited)		(unaudited)
STATEMENT OF OPERATIONS	(in thousands, except share data)		(in thousands, except share data)

NET REVENUE	$110,393	$117,825	$332,547	$357,346
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	33,911	33,903	99,826	100,304
Selling, general and administrative, excluding stock-based compensation	41,112	40,142	131,141	126,634
Corporate selling, general and administrative, excluding stock-based compensation	12,354	10,418	38,033	30,333
Stock-based compensation	1,152	2,218	3,615	7,816
Depreciation and amortization	1,238	1,808	6,081	6,291
Impairment of goodwill, intangible assets, and long-lived assets	46,823	85,448	127,581	124,304
Total operating expenses	136,590	173,937	406,277	395,682
Operating loss	(26,197)	(56,112)	(73,730)	(38,336)
INTEREST INCOME	1,088	2,256	4,863	4,488
INTEREST EXPENSE	11,649	13,983	37,051	42,023
GAIN ON RETIREMENT OF DEBT	3,472	-	18,771	2,356
Other income, net	74	75	974	96,535
(Loss) income before (benefit from) provision for income taxes and non-controlling interest in income of subsidiaries	(33,212)	(67,764)	(86,173)	23,020
(BENEFIT FROM)PROVISION FOR INCOME TAXES	(1,814)	(16,778)	(17,824)	5,259
Net (loss) income from consolidated operations	(31,398)	(50,986)	(68,349)	17,761
Loss from unconsolidated joint venture	-	(2,728)	(411)	(2,728)
NET (LOSS) INCOME	(31,398)	(53,714)	(68,760)	15,033
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	400	697	976	2,000
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(31,798)	$(54,411)	$(69,736)	$13,033

Weighted average shares outstanding - basic[3]	47,105,290	47,722,263	48,614,438	47,592,010
Weighted average shares outstanding - diluted[4]	47,105,290	47,722,263	48,614,438	50,358,881

PAGE 3 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2024 RESULTS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
PER SHARE DATA - basic and diluted:	(unaudited)		(unaudited)
	(in thousands, except per share data)		(in thousands, except per share data)

Net (loss) income attributable to common stockholders (basic)	(0.68)	(1.14)	(1.43)	0.27

Net (loss) income attributable to common stockholders (diluted)	(0.68)	(1.14)	(1.43)	0.26

SELECTED OTHER DATA
Broadcast and digital operating income [1]	$35,370	$43,780	$101,580	$130,408

Broadcast and digital operating income reconciliation:

Net (loss) income attributable to common stockholders	$(31,798)	$(54,411)	$(69,736)	$13,033
Add back/(deduct) certain non-broadcast and digital operating income items included in net (loss) income:
Interest income	(1,088)	(2,256)	(4,863)	(4,488)
Interest expense	11,649	13,983	37,051	42,023
(Benefit from) provision for income taxes	(1,814)	(16,778)	(17,824)	5,259
Corporate selling, general and administrative expenses	12,354	10,418	38,033	30,333
Stock-based compensation	1,152	2,218	3,615	7,816
Gain on retirement of debt	(3,472)	-	(18,771)	(2,356)
Other income, net	(74)	(75)	(974)	(96,535)
Loss from unconsolidated joint venture	-	2,728	411	2,728
Depreciation and amortization	1,238	1,808	6,081	6,291
Net income attributable to non-controlling interests	400	697	976	2,000
Impairment of goodwill, intangible assets, and long-lived assets	46,823	85,448	127,581	124,304
Broadcast and digital operating income	$35,370	$43,780	$101,580	$130,408

Adjusted EBITDA[2]	$25,414	$34,650	$76,593	$103,874

Adjusted EBITDA reconciliation:

Net (loss) income attributable to common stockholders	$(31,798)	$(54,411)	$(69,736)	$13,033
Interest income	(1,088)	(2,256)	(4,863)	(4,488)
Interest expense	11,649	13,983	37,051	42,023
(Benefit from) provision for income taxes	(1,814)	(16,778)	(17,824)	5,259
Depreciation and amortization	1,238	1,808	6,081	6,291
EBITDA	$(21,813)	$(57,654)	$(49,291)	$62,118
Stock-based compensation	1,152	2,218	3,615	7,816
Gain on retirement of debt	(3,472)	-	(18,771)	(2,356)
Other income, net	(74)	(75)	(974)	(96,535)
Loss from unconsolidated joint venture	-	2,728	411	2,728
Net income attributable to non-controlling interests	400	697	976	2,000
Corporate development costs	1,339	1,594	10,863	4,317
Employment Agreement Award and other compensation	-	(845)	-	(2,663)
Severance-related costs	251	31	831	318
Impairment of goodwill, intangible assets, and long-lived assets	46,823	85,448	127,581	124,304
Investment expense from MGM National Harbor	-	-	-	(115)
Other nonrecurring expenses	46	-	(631)	-
Loss from ceased non-core businesses initiatives	762	508	1,983	1,942
Adjusted EBITDA	$25,414	$34,650	$76,593	$103,874

PAGE 4 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2024 RESULTS

	September 30, 2024	December 31, 2023

	(in thousands)
	(unaudited)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents and restricted cash	$115,489	$233,570
Intangible assets, net	514,756	645,979
Total assets	962,603	1,211,173
Total debt (including current portion, net of issuance costs)	593,918	716,246
Total liabilities	747,203	920,588
Total stockholders' equity	204,764	274,065
Redeemable non-controlling interests	10,636	16,520

	September 30, 2024	Applicable Interest Rate
	(in thousands)
SELECTED LEVERAGE DATA:
7.375% senior secured notes due February 2028, net of issuance costs of approximately $6.1 million (fixed rate)	$593,918	7.375%

Cautionary Note Regarding Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Urban One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Urban One's control, which may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially are described in Urban One’s reports on Forms 10-K, 10-K/A, 10-Q, 10-Q/A, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Urban One does not undertake any duty to update any forward-looking statements.

PAGE 5 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2024 RESULTS
During the three months ended September 30, 2024, we recognized approximately $110.4 million in net revenues compared to approximately $117.8 million during the three months ended September 30, 2023. These amounts are net of agency commissions. We recognized approximately $39.7 million of revenue from our Radio Broadcasting segment during the three months ended September 30, 2024, compared to approximately $40.2 million during the three months ended September 30, 2023, a decrease of approximately $0.5 million. This decrease was primarily due to a decrease in national advertising offset by the Houston station acquisition, which was completed in August 2023. We recognized approximately $10.2 million of revenue from our Reach Media segment during the three months ended September 30, 2024, compared to approximately $11.2 million for the three months ended September 30, 2023, a decrease of approximately $1.0 million. The decrease was primarily driven by the decrease in overall demand and attrition of advertisers. We recognized approximately $20.4 million of revenue from our digital segment during each of the three months ended September 30, 2024 and 2023, respectively. We recognized approximately $40.7 million of revenue from our cable television segment during the three months ended September 30, 2024, compared to approximately $46.8 million for the three months ended September 30, 2023, a decrease of approximately $6.1 million. The decrease was primarily driven by a decrease in audience viewership affecting advertising sales and the consistent churn in subscribers.
The following charts indicates the sources of our net revenues for the three and nine months ended September 30, 2024:

	Three Months Ended September 30,
	2024	2023	$ Change	% Change

	(Unaudited)
	(in thousands)
Net Revenues:
Radio Advertising	$44,991	$46,651	$(1,660)	(3.6)%
Political Advertising	3,547	1,101	2,446	222.2%
Digital Advertising	19,434	20,269	(835)	(4.1)%
Cable Television Advertising	21,868	25,218	(3,350)	(13.3)%
Cable Television Affiliate Fees	18,808	21,569	(2,761)	(12.8)%
Event Revenues & Other	1,745	3,017	(1,272)	(42.2)%
Net Revenues (as reported)	$110,393	$117,825	$(7,432)	(6.3)%

	Nine Months Ended September 30,
	2024	2023	$ Change	% Change

	(Unaudited)
	(in thousands)
Net Revenues:
Radio Advertising	$131,753	$134,549	$(2,796)	(2.1)%
Political Advertising	6,935	1,933	5,002	258.8%
Digital Advertising	48,910	54,027	(5,117)	(9.5)%
Cable Television Advertising	69,403	81,286	(11,883)	(14.6)%
Cable Television Affiliate Fees	58,910	67,589	(8,679)	(12.8)%
Event Revenues & Other	16,636	17,962	(1,326)	(7.4)%
Net Revenues (as reported)	$332,547	$357,346	$(24,799)	(6.9)%

PAGE 6 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2024 RESULTS
Operating expenses, excluding depreciation and amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets, were approximately $87.4 million for the three months ended September 30, 2024, up 3.5% from approximately $84.5 million for the comparable period in 2023. The overall increase in operating expense was primarily due to higher expenses in the Houston radio market as a result of the acquisition in August of 2023, higher third party professional fees and cloud-based software licenses.
Depreciation and amortization expense was approximately $1.2 million for the three months ended September 30, 2024, compared to approximately $1.8 million for the three months ended September 30, 2023, a decrease of approximately $0.6 million the due to the write off of aged property and equipment, net during the three months ended September 30, 2024.
Impairment of goodwill, intangible assets and long-lived assets was approximately $46.8 million during the three months ended September 30, 2024, compared to approximately $85.4 million for the three months ended September 30, 2023. The impairment loss of $46.8 million in the third quarter 2024 was associated with the impairment of broadcasting licenses within the radio broadcasting segment and TV One Trade name. The primary factors leading to the impairments were an increase in the discount rate, continued decline of projected gross market revenues for Radio Broadcasting, projected revenues for TV One and a decline in operating profit margin.
Interest income was approximately $1.1 million for the three months ended September 30, 2024, compared to approximately $2.3 million for the three months ended September 30, 2023. The decrease was driven by lower cash and cash equivalents balances during the three months ended September 30, 2024, than in the corresponding period in 2023.
Interest expense was approximately $11.6 million for the three months ended September 30, 2024, compared to approximately $14.0 million for the three months ended September 30, 2023, a decrease of approximately $2.3 million. During the three months ended September 30, 2024, the Company continued to repurchase its 2028 Notes, reducing the outstanding balance to $600.0 million compared to $725.0 million as of September 30, 2023.

For the three months ended September 30, 2024, we recorded a benefit from income taxes of approximately $1.8 million resulting in an effective tax rate of 5.5%. This rate includes discrete tax expense of $2.9 million primarily related to return to provision adjustments, changes in valuation allowance for certain of our state net operating losses, and stock-based compensation. For the three months ended September 30, 2023, we recorded a benefit from income taxes of approximately $16.8 million resulting in an effective tax rate of 23.8%. This rate includes $0.3 million of discrete tax benefits primarily related to deferred rate changes.
Other pertinent financial information includes capital expenditures of approximately $1.6 million and $2.5 million for the three months ended September 30, 2024 and 2023, respectively.
During the three months ended September 30, 2024, the Company repurchased 1,015,023 shares of Class A Common Stock in the amount of approximately $2.0 million at an average price of $2.01 per share and repurchased 586,989 shares of Class D Common Stock in the amount of approximately $0.8 million at an average price of $1.31 per share. During the three months ended September 30, 2023, the Company did not repurchase any shares of Class A Common Stock and repurchased 824 shares of Class D Common Stock in the amount of approximately $3,000 at an average price of $3.99 per share.

PAGE 7 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2024 RESULTS
Supplemental Financial Information:
For comparative purposes, the following more detailed, unaudited statements of operations for the three and nine months ended September 30, 2024 are included.

PAGE 8, 9, 10 & 11 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2024 RESULTS

	Three Months Ended September 30, 2024
	(in thousands, unaudited)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	All Other - Corporate/ Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$110,393	$39,716	$10,247	$20,398	$40,690	$(658)
OPERATING EXPENSES:
Programming and technical	33,911	11,779	3,700	3,481	15,177	(226)
Selling, general and administrative	41,112	21,267	1,451	9,831	8,815	(252)
Corporate selling, general and administrative	12,354	-	699	3	1,638	10,014
Stock-based compensation	1,152	125	28	56	21	922
Depreciation and amortization	1,238	509	39	401	47	242
Impairment of goodwill, intangible assets, and long-lived assets	46,823	37,734	-	-	9,089	-
Total operating expenses	136,590	71,414	5,917	13,772	34,787	10,700
Operating (loss) income	(26,197)	(31,698)	4,330	6,626	5,903	(11,358)
INTEREST INCOME	1,088	-	-	-	-	1,088
INTEREST EXPENSE	11,649	58	-	-	-	11,591
GAIN ON RETIREMENT OF DEBT	(3,472)	-	-	-	-	(3,472)
OTHER INCOME (LOSS), net	74	(12)	-	-	-	86
(Loss) income before income from consolidated operations before (benefit from) provision for income taxes	(33,212)	(31,768)	4,330	6,626	5,903	(18,303)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(1,814)	(2,344)	941	380	1,218	(2,009)
NET (LOSS) INCOME	(31,398)	(29,424)	3,389	6,246	4,685	(16,294)
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	400	-	-	-	-	400
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(31,798)	$(29,424)	$3,389	$6,246	$4,685	$(16,694)

Adjusted EBITDA[2]	$25,414	$8,030	$3,655	$6,363	$15,060	$(7,695)

	Three Months Ended September 30, 2023
	(in thousands, unaudited)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	All Other - Corporate/ Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$117,825	$40,152	$11,157	$20,356	$46,787	$(627)
OPERATING EXPENSES:
Programming and technical	33,903	11,715	3,963	3,384	15,204	(363)
Selling, general and administrative	40,142	19,829	3,145	9,623	7,970	(425)
Corporate selling, general and administrative	10,418	-	673	2	1,374	8,369
Stock-based compensation	2,218	157	184	54	15	1,808
Depreciation and amortization	1,808	925	41	376	110	356
Impairment of goodwill, intangible assets, and long-lived assets	85,448	85,448	-	-	-	-
Total operating expenses	173,937	118,074	8,006	13,439	24,673	9,745
Operating (loss) income	(56,112)	(77,922)	3,151	6,917	22,114	(10,372)
INTEREST INCOME	2,256	-	-	-	-	2,256
INTEREST EXPENSE	13,983	56	-	-	-	13,927
OTHER INCOME, net	75	60	-	-	-	15
(Loss) income before income from consolidated operations before (benefit from) provision for income taxes	(67,764)	(77,918)	3,151	6,917	22,114	(22,028)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(16,778)	(17,617)	310	-	2,487	(1,958)
Net (loss) income from consolidated operations	(50,986)	(60,301)	2,841	6,917	19,627	(20,070)
LOSS FROM UNCONSOLIDATED JOINT VENTURE, net of tax	(2,728)	-	-	-	-	(2,728)
NET (LOSS) INCOME	(53,714)	(60,301)	2,841	6,917	19,627	(22,798)
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	697	-	-	-	-	697
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(54,411)	$(60,301)	$2,841	$6,917	$19,627	$(23,495)

Adjusted EBITDA[2]	$34,650	$8,583	$3,420	$7,356	$22,239	$(6,948)

	Nine Months Ended September 30, 2024
	(in thousands, unaudited)

	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	All Other - Corporate/ Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$332,547	$118,066	$37,648	$50,252	$128,412	$(1,831)
OPERATING EXPENSES:
Programming and technical	99,826	34,543	10,824	10,504	44,690	(735)
Selling, general and administrative	131,141	59,410	14,855	26,729	31,511	(1,364)
Corporate selling, general and administrative	38,033	-	2,078	10	5,128	30,817
Stock-based compensation	3,615	362	78	138	811	2,226
Depreciation and amortization	6,081	3,470	121	1,215	348	927
Impairment of goodwill, intangible assets, and long-lived assets	127,581	118,492	-	-	9,089	-
Total operating expenses	406,277	216,277	27,956	38,596	91,577	31,871
Operating (loss) income	(73,730)	(98,211)	9,692	11,656	36,835	(33,702)
INTEREST INCOME	4,863	-	-	-	-	4,863
INTEREST EXPENSE	37,051	175	-	-	-	36,876
GAIN ON RETIREMENT OF DEBT	(18,771)	-	-	-	-	(18,771)
OTHER INCOME (LOSS), net	974	(11)	-	-	-	985
(Loss) income before income from consolidated operations before (benefit from) provision for income taxes	(86,173)	(98,397)	9,692	11,656	36,835	(45,959)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(17,824)	(22,423)	2,114	(843)	8,082	(4,754)
Net (loss) income from consolidated operations	(68,349)	(75,974)	7,578	12,499	28,753	(41,205)
LOSS FROM UNCONSOLIDATED JOINT VENTURE, net of tax	(411)	-	-	-	-	(411)
NET (LOSS) INCOME	(68,760)	(75,974)	7,578	12,499	28,753	(41,616)
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	$976	$-	$-	$-	$-	$976
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(69,736)	$(75,974)	$7,578	$12,499	$28,753	$(42,592)

Adjusted EBITDA[2]	$76,593	$25,300	$9,148	$12,289	$47,172	$(17,316)

	Nine Months Ended September 30, 2023
	(in thousands, unaudited)

	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	All Other - Corporate/ Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$357,346	$114,528	$42,125	$54,335	$148,895	$(2,537)
OPERATING EXPENSES:
Programming and technical	100,304	32,570	11,969	10,331	46,562	(1,128)
Selling, general and administrative	126,634	54,557	16,721	26,763	30,390	(1,797)
Corporate selling, general and administrative	30,333	-	2,010	3	5,021	23,299
Stock-based compensation	7,816	446	626	134	574	6,036
Depreciation and amortization	6,291	2,730	120	1,077	1,327	1,037
Impairment of goodwill, intangible assets, and long-lived assets	124,304	124,304	-	-	-	-
Total operating expenses	395,682	214,607	31,446	38,308	83,874	27,447
Operating (loss) income	(38,336)	(100,079)	10,679	16,027	65,021	(29,984)
INTEREST INCOME	4,488	-	-	-	-	4,488
INTEREST EXPENSE	42,023	167	-	-	2,559	39,297
GAIN ON RETIREMENT OF DEBT	(2,356)	-	-	-	-	(2,356)
OTHER INCOME (LOSS), net	96,535	(7)	-	-	-	96,542
Income (loss) before income from consolidated operations before provision for (benefit from) income taxes	23,020	(100,253)	10,679	16,027	62,462	34,105
PROVISION FOR (BENEFIT FROM) INCOME TAXES	5,259	(24,535)	2,342	-	13,705	13,747
Net income (loss) from consolidated operations	17,761	(75,718)	8,337	16,027	48,757	20,358
LOSS FROM UNCONSOLIDATED JOINT VENTURE, net of tax	(2,728)	-	-	-	-	(2,728)
NET INCOME (LOSS)	15,033	(75,718)	8,337	16,027	48,757	17,630
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	$2,000	$-	$-	$-	$-	$2,000
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$13,033	$(75,718)	$8,337	$16,027	$48,757	$15,630

Adjusted EBITDA[2]	$103,874	$27,601	$11,479	$17,275	$66,922	$(19,402)

PAGE 12 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2024 RESULTS
Urban One, Inc. will hold a conference call to discuss its results for the third fiscal quarter of 2024. The conference call is scheduled for Tuesday, November 12, 2024 at 10:00 a.m. EST. To participate on this call, U.S. callers may dial toll-free 1-877-226-8189; international callers may dial direct (+1) 409-207-6980. The Access Code is 5487822.
A replay of the conference call will be available from 1:00 p.m. EST November 12, 2024 until 12:00 a.m. EST November 19, 2024. Callers may access the replay by calling 1-866-207-1041; international callers may dial direct (+1) 402-970-0847. The replay Access Code is 3607803.
Access to live audio and a replay of the conference call will also be available on Urban One's corporate website at www.urban1.com. The replay will be made available on the website for seven days after the call.
Urban One Inc. (urban1.com), together with its subsidiaries, is the largest diversified media company that primarily targets Black Americans and urban consumers in the United States. The Company owns TV One, LLC (tvone.tv), a television network serving more than 59 million households, offering a broad range of original programming, classic series and movies designed to entertain, inform, and inspire a diverse audience of adult Black viewers. As of November 12, 2024, we owned and/or operated 72 independently formatted, revenues producing broadcast stations (including 57 FM or AM stations, 13 HD stations, and the 2 low power television stations) branded under the trade name “Radio One” in 13 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Rickey Smiley Morning Show, and the DL Hughley Show. In addition to its radio and television broadcast assets, Urban One owns iOne Digital (ionedigital.com), our wholly owned digital platform serving the African American community through social content, news, information, and entertainment websites, including its Cassius, Bossip, HipHopWired and MadameNoire digital platforms and brands. Through our national multi-media operations, we provide advertisers with a unique and powerful delivery mechanism to the African American and urban audiences.
Notes:
1“Broadcast and digital operating income”: The radio broadcasting industry commonly refers to “station operating income” which consists of net income (loss) before depreciation and amortization, income taxes, interest expense, interest income, non-controlling interests in income of subsidiaries, other income, net, loss from unconsolidated joint venture, corporate selling, general and administrative expenses, stock-based compensation, impairment of goodwill, intangible assets, and long-lived assets and (gain) loss on retirement of debt. However, given the diverse nature of our business, station operating income is not truly reflective of our multi-media operation and, therefore, we use the term “broadcast and digital operating income.” Broadcast and digital operating income is not a measure of financial performance under GAAP. Nevertheless, broadcast and digital operating income is a significant measure used by our management to evaluate the operating performance of our core operating segments. Broadcast and digital operating income provides helpful information about our results of operations, apart from expenses associated with our fixed assets and goodwill, intangible assets, and long-lived assets, income taxes, investments, impairment charges, debt financings and retirements, corporate overhead and stock-based compensation. Our measure of broadcast and digital operating income is similar to industry use of station operating income; however, it reflects our more diverse business and therefore is not completely analogous to “station operating income” or other similarly titled measures as used by other companies. Broadcast and digital operating income does not represent operating income or loss, or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as an alternative to those measurements as an indicator of our performance.
2“Adjusted EBITDA": Adjusted EBITDA consists of net (loss) income plus (1) depreciation and amortization, income taxes, interest expense, net income attributable to non-controlling interests, impairment of goodwill, intangible assets, and long-lived assets, stock-based compensation, (gain) loss on retirement of debt, corporate costs, severance-related costs, investment income, loss from unconsolidated joint venture, loss from ceased non-core business initiatives less (2) other income, net and interest income. Net (loss) income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under GAAP. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant measure used by our management to evaluate the operating performance of our business. Accordingly, based on the previous description of Adjusted EBITDA, we believe that it provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and goodwill, intangible assets, and long-lived assets or capital structure. Adjusted EBITDA is frequently used as one of the measures for comparing businesses in the broadcasting industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including, but not limited to the fact that our definition includes the results of all four of our operating segments (Radio Broadcasting, Reach Media, digital and cable television). Business activities unrelated to these four segments are included in an “all other” category which the Company refers to as “All other - corporate/eliminations.” Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as alternatives to those measurements as an indicator of our performance. During the quarter, we made an immaterial change to the definition of adjusted EBITDA by adding back the loss from ceased non-core operations. All historical periods were recasted to reflect this immaterial change.
3For the three months ended September 30, 2024 and 2023, Urban One had 47,105,290 and 47,722,263 shares of common stock outstanding on a weighted average basis (basic), respectively. For the nine months ended September 30, 2024 and 2023, Urban One had 48,614,438 and 47,592,010 shares of common stock outstanding on a weighted average basis (basic), respectively.
4For the three months ended September 30, 2024 and 2023, Urban One had 47,105,290 and 47,722,263 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively. For the nine months ended September 30, 2024 and 2023, Urban One had 48,614,438 and 50,358,881 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively.